Exhibit 6.13

jd@tulsarealestatefund.com

From:	Jay Morrison <jay@tulsarealestatefund.com>
Sent:	Thursday, January 20, 2022 12:49 PM
To:	Lasheita Thomas
Cc:	JD Houston; Art Morrison III
Subject:	Re: 557 First Street Hoboken

Received.

Warm Regards,

Mr. Jay Morrison
Founder, CEO & Fund Manager
Tulsa Real Estate Fund

3015 R N Martin St.

Atlanta, GA 30344

Office: 1-844-73-TULSA

Fax: 1-888-847-5915

www.TulsaRealEstateFund.com

“The People’s Fund.”

Important Notice the Regarding Regulation A Offering and Forward-Looking Statements

An offering statement regarding the offering described above has been filed with the SEC. The SEC has qualified that offering statement, which means that Tulsa Real Estate Fund may make sales of the securities described by that offering statement. It does not mean that the SEC has approved, passed upon the merits or passed upon the accuracy or completeness of the information in the offering statement. You may obtain a copy of the offering circular that is part of that offering statement through this link: offering circular

Investing in a Regulation A exempt offering like our offering is subject to unique risks, tolerance for volatility, and potential loss of your investment, that investors should be aware of prior to making an investment decision. Please carefully review the risk factors contained in the offering circular for this offering. For more information about Regulation A offerings, including the unique risks associated with these types of offerings, please click on the SEC’s Investor Alert.

This e-mail and the accompanying materials have been prepared by Tulsa Real Estate Fund solely for general informational purposes and do not constitute an offer to sell, the solicitation of an offer to purchase, or a recommendation for any securities by Tulsa Real Estate Fund or any third party. A securities offering by Tulsa Real Estate Fund is only being made pursuant to the offering circular described above. The content of this email is qualified in its entirety by such offering circular.

This email may contain estimates, projections and other forward-looking statements, typically identified by the use of such terms as “may,” ;“should,” “could,” “intend,” plan,” “anticipate,” “estimate,” “believe,” “will” or the negative of such terms and other comparable terminology. Forward-looking statements are based upon our current plans, expectations, estimates, assumptions and beliefs and are made pursuant to the Private Securities Litigation Reform Act of 1995. These statements, estimates and projections are based on various assumptions that we made concerning our anticipated results and industry trends, which may or may not occur. We are not making any representations as to the accuracy of these statements, estimates or projections. Our actual performance may be materially different from the statements, estimates or projections set forth below based upon a number of factors, including, but not limited to, those set forth in “Risk Factors” section of the offering circular, related to future economic and/or market conditions, as well as future business decisions, which are difficult or impossible to predict or which may be out of our control. Actual results could vary materially from those set forth in such forward-looking statements. We are under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.

On Jan 19, 2022, at 9:43 AM, Lasheita Thomas <lasheita@tulsarealestatefund.com> wrote:

Good morning,

The $79,0000 wire was received into First Bank.

Regards,

LaSheita Thomas

Senior Fund Administrator

Tulsa Real Estate Fund LLC

3015 R N Martin Street

Atlanta, GA 30344

Cell: 908-591-6468

Office: (844)-73-TULSA

Fax: 1-888-579-8633

www.tulsarealestatefund.com

“The People’s Fund.”

Important Notice the Regarding Regulation A Offering and Forward-Looking Statements

An offering statement regarding the offering described above has been filed with the SEC. The SEC has qualified that offering statement, which means that Tulsa Real Estate Fund may make sales of the securities described by that offering statement. It does not mean that the SEC has approved, passed upon the merits or passed upon the accuracy or completeness of the information in the offering statement. You may obtain a copy of the offering circular that is part of that offering statement through this link: offering circular

Investing in a Regulation A exempt offering like our offering is subject to unique risks, tolerance for volatility, and potential loss of your investment, that investors should be aware of prior to making an investment decision. Please carefully review the risk factors contained in the offering circular for this offering. For more information about Regulation A offerings, including the unique risks associated with these types of offerings, please click on the SEC’s Investor Alert.

This e-mail and the accompanying materials have been prepared by Tulsa Real Estate Fund solely for general informational purposes and do not constitute an offer to sell, the solicitation of an offer to purchase, or a recommendation for any securities by Tulsa Real Estate Fund or any third party. A securities offering by Tulsa Real Estate Fund is only being made pursuant to the offering circular described above. The content of this email is qualified in its entirety by such offering circular.

This email may contain estimates, projections and other forward-looking statements, typically identified by the use of such terms as “may,” ;“should,” “could,” “intend,” plan,” “anticipate,” “estimate,” “believe,” “will” or the negative of such terms and other comparable terminology. Forward-looking statements are based upon our current plans, expectations, estimates, assumptions and beliefs and are made pursuant to the Private Securities Litigation Reform Act of 1995. These statements, estimates and projections are based on various assumptions that we made concerning our anticipated results and industry trends, which may or may not occur. We are not making any representations as to the accuracy of these statements, estimates or projections. Our actual performance may be materially different from the statements, estimates or projections set forth below based upon a number of factors, including, but not limited to, those set forth in “Risk Factors” section of the offering circular, related to future economic and/or market conditions, as well as future business decisions, which are difficult or impossible to predict or which may be out of our control. Actual results could vary materially from those set forth in such forward-looking statements. We are under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.

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